LIMITEDPOWEROFATTORNEY-SECURITIES LAWCOMPLIANCE

The undersigned, as an Officer of Neurocrine Biosciences, Inc.

(the "Corporation"),

hereby constitutes and appoints, jointly and severally Margaret E.

Valeur-Jensenand Richard Ranieri, hereby and each of them, the undersigned's true and lawful attorney-in-fact and agent, each with the power of substitution for him in any and all capacities to complete and execute such Forms 144, advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended) and Forms 3, 4, and 5 advisable pursuant to section 16 of the Securities Exchange Act of 1934, and other forms as such attorney shall in his or her discretion determine to be required by the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation,

and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the

Corporation and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

This Limited Power of Attorney is executed at San Diego, CA, as of the date set forth below.

TIMOTHYP. COUGHLIN

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